                                                      EXHIBIT 12.1 (CONTINUED)

                                                           SUNAMERICA INC.
                                                 RATIO TO EARNINGS TO FIXED CHARGES
                         (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED
SECURITIES OF GRANTOR TRUSTS AND
                              INTEREST INCURRED ON SENIOR DEBT, FIXED
ANNUITIES, GUARANTEED INVESTMENT
                                                    CONTRACTS AND TRUST DEPOSITS)
                                                                                                      Nine
 Nine
                                                                                                    months
months
                                                 Years ended September 30,                           ended
        ended
                       --------------------------------------------------------------------        June 30,       June
30,
                           1991          1992            1993          1994            1995           1995
         1996
                       --------      --------        --------      --------        --------       --------       --------
                                                (In thousands, except ratios)
(unaudited)
Earnings:

Pretax income          $ 73,381       $111,091       $184,011       $240,001       $279,606
 $199,653       $289,484
                       --------       --------       --------       --------       --------       --------        --------
Add:
Interest incurred on:
  Fixed annuity
   contracts            411,084        362,094        308,910        254,464        258,730
190,284        284,576
  Guaranteed investment
   contracts            124,381        140,114        136,984        150,424        213,340
151,776        185,782
  Trust deposits           --            4,256          8,438          8,516         10,519          7,901
        7,585
  Senior indebtedness    33,072         33,224         36,246         50,292         55,985
41,031         53,112
  Subordinated notes     10,473          3,941           --             --             --             --
          --
                       --------       --------       --------       --------       --------       --------       --------
  Total interest
   incurred             579,010        543,629        490,578        463,696        538,574
390,992        531,055
                       --------       --------       --------       --------       --------       --------       --------
  Dividends paid on
   preferred securities
   of grantor trusts       --             --             --             --            1,673            364
     15,064
                       --------       --------       --------       --------       --------       --------        --------
 Total earnings        $652,391       $654,720       $674,589       $703,697       $819,853
$591,009        $835,603
                       ========       ========       ========
========       ========       ========        ========
Fixed charges:
Interest incurred on:
  Fixed annuity
   contracts           $411,084       $362,094       $308,910       $254,464       $258,730
$190,284        $284,576
  Guaranteed investment
   contracts            124,381        140,114        136,984        150,424        213,340
151,776         185,782
  Trust deposits           --            4,256          8,438          8,516         10,519          7,901
         7,585
  Senior indebtedness    33,072         33,224         36,246         50,292         55,985
41,031          53,112
  Subordinated notes     10,473          3,941           --             --             --             --
           --
                       --------       --------       --------       --------       --------       --------        --------
  Total interest
   incurred             579,010        543,629        490,578        463,696        538,574
390,992         531,055

Dividends paid on
 preferred securities
 of grantor trusts         --             --             --             --            1,673            364
     15,064
                       --------       --------       --------        --------      --------       --------        --------
Total fixed charges    $579,010       $543,629       $490,578        $463,696      $540,247
 $391,356        $546,119
                       ========       ========       ========
========      ========       ========        ========

Ratio of earnings
 to fixed charges
 (which include
 dividends paid on
 preferred
 securities of
 grantor trusts
 and interest
 incurred on
 senior debt,
 fixed annuities,
 guaranteed
 investment
 contracts
 and trust deposits)        1.1x          1.2x            1.4x            1.5x          1.5x           1.5x
          1.5x
                       ========      ========        ========
========      ========       ========        ========
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